Exhibit (j)

                               CONSENT OF COUNSEL


               We consent to the reference to our Firm under the heading "LEGAL COUNSEL" in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of IndexIQTM Exchange-Traded Funds, Inc. as filed with the Securities and Exchange Commission on or about May 16, 2007.



/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
May 16, 2007